Exhibit 10.18

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (“Agreement”) is made this 18th day of April, 2007, but effective January 5, 2007, by and between NAMI RESOURCES COMPANY L.L.C., a Kentucky limited liability company, with a mailing address of 104 Nami Plaza, Suite 1, London, Kentucky 40741 (“NRC”) and VINLAND ENERGY EASTERN, LLC, a Delaware limited liability company, with a mailing address of 104 Nami Plaza, Suite 1, London, Kentucky 40741 (hereinafter jointly and severally “Indemnitors”) and TRUST ENERGY COMPANY, LLC, a Kentucky limited liability company with a mailing address of 7700 San Felipe, Suite 485, Houston, Texas 77063 (hereinafter “Indemnitee”).

WITNESSETH:

WHEREAS, Indemnitors are or have been in the business of leasing and developing properties in Kentucky for the production of oil and/or natural gas; and

WHEREAS, as part of a restructuring of the business of the Indemnitors, certain assets were assigned by the Indemnitors or their affiliates to the Indemnitee or its affiliates; and

WHEREAS, at the time of such assignments, NRC was a party to certain litigation styled Asher Land and Mineral, Ltd. v. Nami Resources Company, LLC, Commonwealth of Kentucky, Bell Circuit Court, Civil Action No. 06-CI-0566 (the “Lawsuit”); and

WHEREAS, neither Indemnitee nor any affiliate of Indemnitee is a party to the Lawsuit, but Indemnitee has requested that Indemnitors indemnify Indemnittee from and against any claims that may be asserted against Indemnitee in the Lawsuit or in connection with the matters asserted in the Lawsuit;

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors agree as follows:

1.             Indemnity.  Indemnitors, jointly and severally, do hereby covenant and agree with the Indemnitee: (i) to fully protect, defend and save the Indemnitee harmless from and against any and all liabilities, judgments and damages incurred by Indemnitee as a result of claims asserted against Indemnitee by the Plaintiff in the Lawsuit or otherwise in connection with the matters asserted by the Plaintiff in the Lawsuit (“Claims”); and (ii) to provide for the defense, at Indemnitors’ expense, on behalf of and for the protection of Indemnitee against any loss or damage arising from the Claims (but without prejudice to the right of the Indemnitee to defend at its own expense if it so elects) in any and all litigation consisting of actions or proceedings based on the Claims which may be asserted or attempted to be asserted, established or enforced in, to, upon, against or in respect to Indemnitee.  Nothwithstanding any provision herein to the contrary, no compromise or settlement of such Claims may be effected by the Indemnitors without the written consent of the Indemnittee unless the Indemnitee will have no liability with respect to such compromise or settlement and there will be no adverse effect on the rights of Indemnitee or any payments to be received or due to Indemnitee under the terms of that certain Revenue Payment Agreement dated April 18, 2007 between Nami Resources Company L.L.C. and Trust Energy Company, LLC (a copy of which is attached hereto as Exhibit A).  Indemnitors agree to keep Indemnitees apprised of all proposed settlement offers or compromises and all material developments in the proceedings related to the Claims.

2.             Term.  This Agreement shall automatically terminate upon the resolution of the Lawsuit in such a way as to preclude the assertion of Claims against the Indemnitee, whether by judgment, settlement or otherwise.

3.             Miscellaneous.

A.            Indemnitee’s rights and remedies against Indemnitors hereunder shall be in addition to, and not in lieu of, all other rights and remedies of Indemnitee at law or in equity.

B.            This Agreement shall be governed by the laws of the Commonwealth of Kentucky.

C.            This Agreement shall be binding upon the Indemnitors and their successors and shall be for the benefit of the Indemnitee and its successors and assigns.

D.            This Agreement may be signed in multiple counterparts, each of which when taken as a whole may serve as the original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INDEMNITORS:

NAMI RESOURCES COMPANY L.L.C.

By:	Nami Service Company, LLC
Its:	Manager
By:	/s/ Majeed S. Nami
Its:	Manager

VINLAND ENERGY EASTERN, LLC

By:	/s/ Majeed S. Nami
Its:	Manager

INDEMNITEE:

TRUST ENERGY COMPANY, LLC
By:	Vanguard Natural Gas, LLC
Its:	Manager
By:	/s/ Majeed S. Nami
Its:	Manager